SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Stevia First Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 11, 2013

MEETING INFORMATION

Meeting Type:	Annual Meeting
For holders as of:	February 12, 2013
Date:	April 11, 2013 Time: 2:00 p.m. Local Time
Location:	10866 Wilshire Blvd., 4th Floor
Los Angeles, CA 90024

Under the Securities and Exchange Commission’s rules, you are receiving this communication because you hold shares in Stevia First Corp. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We believe that this electronic delivery process expedites our stockholder’s receipt of proxy materials, while also lowering costs and reducing the environmental impact of our Annual Meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting your shares.

BEFORE YOU VOTE

How to Access the Proxy Materials

The proxy statement, annual report to stockholders and proxy card are available at: http://www.proxyandprinting.com/#!vote-yourproxy. To view these materials, enter the following “control number” in the appropriate box: [XXXXXXXXX].

If you prefer a paper copy of the proxy materials at no charge to you, you may request one by sending an e-mail to akotlova@islandstocktransfer.com, calling our transfer agent, Island Stock Transfer, at

1-877-502-0550, or by going to the following website: http://www.proxyandprinting.com/#!vote-your-proxy.

You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2013 Annual Meeting of Stockholders. Please make your request for a copy on or before March 28, 2013, to facilitate timely delivery.

HOW TO VOTE

Please Choose One of the Following Voting Methods

If you are a record holder of our common stock, you may vote, or appoint the proxies to vote your shares for you, in one of the following ways:

•	You can appoint the proxies to vote your shares for you by going to the Internet website http://www.proxyandprinting.com/#!vote-your-proxy. When you are prompted for your “control number,” enter your control number, which is provided above under the heading “Before You Vote: How to Access the Proxy Materials” and included just above your name on the enclosed proxy card, and then follow the instructions provided. You may appoint the proxies by Internet only until 5:00 p.m. PST on April 10, 2013, which is the day before the Annual Meeting date. If you appoint the proxies by Internet, you need not sign and return a proxy card. You will be appointing the proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the proxies is described below and in the proxy card enclosed with this proxy statement.

•	You can sign and return a proxy card to appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

•	You can call the Inspector of Elections, Island Stock Transfer, and appoint the proxies by telephone by calling 1-877-502-0550.

•	You can attend the Annual Meeting and vote in person. You may request directions by sending an email message to akotlova@islandstocktransfer.com.

No personal information other than your name and voter control number is necessary to execute an appointment of proxy.

Your vote is important regardless of the number of shares you own. Please take the time to review the proxy materials described above and vote your shares.

VOTING ITEMS

Our Board of Directors recommends that you vote FOR the following:

1.     The election of three directors to serve for a term of office expiring at the 2014 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for director are:

•	Dr. Avtar Dhillon;

•	Dr. Anthony Maida III

•	Robert Brooke

Our Board of Directors recommends you vote FOR the following proposals:

2.     Ratification of the appointment of Weinberg & Company P.A. as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

3.     Approval of an amendment to the Stevia First Corp. 2012 Stock Incentive Plan.

4.     Approval, on an advisory basis, of the compensation of our named executive officers.

Our Board of Directors recommends you vote for THREE YEARS on the following proposal:

5.     Advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers.

NOTE: Such other business as may properly come before the 2013 Annual Meeting of Stockholders or any adjournments thereof.

Sincerely,

Robert Brooke

President and Chief Executive Officer